EXHIBIT 5.1


                                 GRAUBARD MILLER
                                600 Third Avenue
                               New York, NY 10016


                                January 22, 2003


CPI Aerostructures, Inc.
200A Executive Drive
Edgewood, New York 11717

                  Re:      Registration Statement on Form SB-2
                           -----------------------------------

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form SB-2 ("Registration Statement") filed by CPI Aerostructures, Inc. ("Company") under the Securities Act of 1933, as amended ("Securities Act"), with respect to up to an aggregate of 2,375,000 common shares, par value $.001 per share ("Common Shares") to be offered by the Company in the Company's public offering ("Public Offering").

     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

     Based upon the foregoing, it is our opinion that the Common Shares to be issued by the Company in this Public Offering, when sold in the manner provided in the Registration Statement, will be legally issued, fully paid and nonassessable.

     In giving this opinion, we have assumed that all certificates for the Company's Common Shares will, prior to their issuance, be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all reference made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                         Very truly yours,

                                         /s/ Graubard Miller
                                         GRAUBARD MILLER